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                                                                   Exhibit 23.03

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made part of this registration statement.

                                          Barbier Frinault & Associes

Neuilly-sur-Seine, France
January 3, 2000